                                                                    EXHIBIT 4.67

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                           LOAN AND SECURITY AGREEMENT



                                  by and among



                       ANC RENTAL CORPORATION, CHAPTER 11



                              DEBTOR IN POSSESSION,

                           THE GUARANTORS NAMED HEREIN



                                       and



                           DAIMLERCHRYSLER CORPORATION



                           Dated as of March 17, 2003





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


                                TABLE OF CONTENTS

1.  DEFINITIONS AND CONSTRUCTION................................................................1

    1.1.     Definitions........................................................................1

    1.2.     Accounting Terms..................................................................14

    1.3.     Code..............................................................................14

    1.4.     Construction......................................................................14

    1.5.     Schedules and Exhibits............................................................14

2.  LOAN AND TERMS OF PAYMENT..................................................................15

    2.1.     Loan..............................................................................15

    2.2.     Payments..........................................................................15

    2.3.     Interest: Rates, Payments, and Calculations.......................................15

    2.4.     Designated Account................................................................16

    2.5.     Continued Purchase of DaimlerChrysler Vehicles....................................16

    2.6.     Maintenance of Loan Account; Statements of Obligations............................17

    2.7.     Expense Deposit...................................................................17

    2.8.     Taxes.............................................................................17

3.  CONDITIONS; TERM OF AGREEMENT..............................................................20

    3.1.     Conditions Precedent to the Initial Advance.......................................20

    3.2.     Term..............................................................................21

    3.3.     Effect of Termination.............................................................21

4.  CREATION OF SECURITY INTEREST..............................................................22

    4.1.     Grant of Security Interest........................................................22

    4.2.     Negotiable Collateral.............................................................22

    4.3.     Collection of Accounts, General Intangibles, and Negotiable Collateral............22

    4.4.     Delivery of Additional Documentation Required.....................................22

    4.5.     Power of Attorney.................................................................23

    4.6.     Right to Inspect..................................................................23

5.  REPRESENTATIONS AND WARRANTIES.............................................................24

    5.1.     No Encumbrances...................................................................24

    5.2.     Accounts..........................................................................24

    5.3.     Location of Inventory and Equipment...............................................24

    5.4.     Location of Chief Executive Office; FEIN..........................................24

    5.5.     Due Organization and Qualification; Subsidiaries..................................24

    5.6.     Due Authorization; No Conflict....................................................25

    5.7.     Litigation........................................................................26

    5.8.     No Material Adverse Change........................................................26

    5.9.     Employee Benefits.................................................................26

    5.10.    Environmental Condition...........................................................27

    5.11.    Intellectual Property.............................................................27

    5.12.    Machinery and Equipment...........................................................27

6.  AFFIRMATIVE COVENANTS......................................................................27

    6.1.     Accounting System.................................................................27

    6.2.     Financial Statements, Reports, Certificates.......................................27

    6.3.     Tax Returns.......................................................................28

    6.4.     Title to Equipment................................................................28

    6.5.     Maintenance of Equipment..........................................................28

    6.6.     Taxes.............................................................................28

    6.7.     Insurance.........................................................................29

    6.8.     No Setoffs or Counterclaims.......................................................30

    6.9.     Location of Inventory and Equipment...............................................30

    6.10.    Compliance with Laws..............................................................30

    6.11.    Employee Benefits.................................................................30

    6.12.    Leases............................................................................31

7.  NEGATIVE COVENANTS.........................................................................31

    7.1.     Indebtedness......................................................................31

    7.2.     Liens.............................................................................33

    7.3.     Restrictions on Fundamental Changes...............................................33

    7.4.     Disposal of Assets................................................................34

    7.5.     Change Name.......................................................................35

    7.6.     Guarantee.........................................................................35

    7.7.     Nature of Business................................................................35

    7.8.     Prepayments and Amendments........................................................36

    7.9.     Change of Control.................................................................36

    7.10.    Consignments......................................................................36

    7.11.    Distributions.....................................................................36

    7.12.    Accounting Methods................................................................36

    7.13.    Investments.......................................................................37

    7.14.    Transactions with Affiliates......................................................38

    7.15.    Use of Proceeds...................................................................39

    7.16.    Equipment with Bailees............................................................39

    7.17.    No Prohibited Transactions Under ERISA............................................40

8.  EVENTS OF DEFAULT..........................................................................40

9.  DAIMLERCHRYSLER'S RIGHTS AND REMEDIES......................................................42

    9.1.     Rights and Remedies...............................................................42

    9.2.     Remedies Cumulative...............................................................45

10. TAXES AND EXPENSES.........................................................................45

11. WAIVERS; INDEMNIFICATION...................................................................46

    11.1.    Demand; Protest; etc..............................................................46

    11.2.    DaimlerChrysler's Liability for Collateral........................................46

    11.3.    Indemnification...................................................................46

12. NOTICES....................................................................................46

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.................................................48

14. DESTRUCTION OF BORROWER'S DOCUMENTS........................................................48

15. GENERAL PROVISIONS.........................................................................49

    15.1.    Effectiveness.....................................................................49

    15.2.    Successors and Assigns............................................................49

    15.3.    Section Headings..................................................................50

    15.4.    Interpretation....................................................................50

    15.5.    Severability of Provisions........................................................50

    15.6.    Amendments in Writing.............................................................50

    15.7.    Counterparts; Telefacsimile Execution.............................................50

    15.8.    Revival and Reinstatement of Obligations..........................................50

    15.9.    Integration.......................................................................51

    15.10.   Confidentiality...................................................................51

    15.11.   Release of Collateral.............................................................51

    15.12.   DaimlerChrysler Guaranteed Depreciation Payment Obligations.......................52

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), is entered into as of March 17, 2003, among DAIMLERCHRYSLER CORPORATION, a Delaware corporation ("DAIMLERCHRYSLER"), with a place of business located at 1000 Chrysler Drive, Auburn Hills, Michigan 48326, the GUARANTORS party hereto and ANC RENTAL CORPORATION, a Delaware corporation and chapter 11 debtor in possession ("BORROWER"), with its chief executive office located at 200 South Andrews Avenue, Fort Lauderdale, Florida 33301.

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1.     DEFINITIONS.

         As used in this Agreement, the following terms shall have the following definitions:

         ACCOUNT DEBTOR means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

         ACCOUNTS means accounts and other forms of obligations owing to Borrower or any Guarantor arising out of the sale or lease of goods or the rendition of services by Borrower or such Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefore.

         ADDITIONAL DRIP INCENTIVE means the sum of $390 per vehicle on the first 35,000 2004 model year DaimlerChrysler vehicles purchased by Borrower.

         ADVANCE means a portion of the Maximum Amount advanced to Borrower as a Loan by DaimlerChrysler pursuant to and in accordance with this Agreement and the other Loan Documents.

         AFFILIATE means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, control means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

         AGREEMENT has the meaning set forth in the preamble hereto, as it may be amended, modified, or supplemented, in writing, from time to time.

         AUTHORIZED PERSON means any officer or other employee of Borrower.

         BANKRUPTCY CASE means the case under Chapter 11 of the Bankruptcy Code in which Borrower is the debtor and debtor-in-possession, pending before the Bankruptcy Court.

         BANKRUPTCY CODE means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as amended, and any successor statute.

         BANKRUPTCY COURT means the United States District Court for the District of Delaware having jurisdiction over the Bankruptcy Case and, to the extent of any reference under 28 U.S.C. Section 157, the unit of such District Court under 28 U.S.C. Section 151.

         BENEFIT PLAN means a defined benefit plan (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an employer (as defined in Section 3(5) of ERISA) within the past six years.

         BORROWER has the meaning set forth in the preamble to this Agreement.

         BORROWER'S BOOKS means all of Borrower's and the Guarantors' books and records pertaining or relating to the Collateral, including: ledgers; records indicating, summarizing, or evidencing Borrower's and the Guarantors' properties or assets (including the Collateral) or liabilities; all information in Borrower's and the Guarantors' possession relating to Borrower's and the Guarantors' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, in each case relating to Borrower's and the Guarantors' books and records.

         BUSINESS DAY means any day that is not a Saturday, Sunday, or other day on which commercial national banks are authorized or required by law to close.

         CHANGE OF CONTROL shall be deemed to have occurred at such time as a person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

         CHATTEL PAPER has the meaning set forth in the Code.

         CODE means the Delaware Uniform Commercial Code.

         COLLATERAL means each of the following:

                  (a)      all Accounts;

                  (b)      Borrower's Books;

                  (c)      all Chattel Paper of the Borrower and the Guarantors;

                  (d)      all Contracts;

                  (e) all Deposit Accounts of the Borrower and the Guarantors;

                  (f)      all Documents of the Borrower and the Guarantors;

                  (g)      all Equipment;

                  (h)      all General Intangibles;

                  (i)      all Instruments of the Borrower and the Guarantors;

                  (j) all Intellectual Property of the Borrower and the Guarantors;

                  (k)      all Inventory;

                  (l) all Investment Property of the Borrower and the Guarantors;

                  (m)      all Real Property;

                  (n)      all Vehicles;

                  (o) all other property of the Borrower and the Guarantors not otherwise described above;

                  (p) any money, or other assets of Borrower and any Guarantor that now or hereafter come into the possession, custody, or control of DaimlerChrysler; and

                  (q) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         Notwithstanding the foregoing, the term "Collateral" shall not include
(1) Excluded Assets, (2) Excluded Vehicles, (3) any assets owned by Borrower's Foreign Subsidiaries, (4) any stock or equity interests of Borrower's Foreign Subsidiaries, other than 65% of the voting equity interests of such Foreign Subsidiaries, (5) any stock or equity interests of or assets owned by any Excluded Foreign Subsidiary, Finance Companies, Insurance Companies, Risk Management Subsidiaries, or Inactive Subsidiaries and (6) more than 65% of the equity interests in Republic Guy Salmon Partners, Inc. and Guy Salmon USA, Inc.

         COLLATERAL ACCESS AGREEMENT means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance reasonably satisfactory to DaimlerChrysler.

         COLLECTIONS mean all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         CONTRACTS means the contracts and agreements listed on Schedule C-1 (as the same may be amended, supplemented or otherwise modified from time to time) and all other contracts and agreements entered into hereafter by Borrower or any Guarantor, including, without limitation, (i) all rights of Borrower or any Guarantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Borrower or any Guarantor to damages arising thereunder, and (iii) all rights of Borrower or any Guarantor to perform and exercise all remedies thereunder.

         DAIMLERCHRYSLER has the meaning set forth in the preamble to this Agreement.

         DAIMLERCHRYSLER EXPENSES means all: costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by DaimlerChrysler; charges paid or incurred by DaimlerChrysler resulting from the dishonor of checks in each case in connection with the Loan Documents; costs and expenses paid or incurred by DaimlerChrysler to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by DaimlerChrysler in examining Borrower's Books; reasonable attorneys' fees and expenses incurred in connection with any action to lift the automatic stay of Section 362 of the Bankruptcy Code, and any other action or participation by DaimlerChrysler in the Bankruptcy Case in each case in connection with the Loan Documents; and DaimlerChrysler's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a workout, a restructuring, or the Bankruptcy Case), defending, or concerning the Loan Documents.

         DEEMS ITSELF INSECURE means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

         DEFAULT means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         DESIGNATED ACCOUNT means account number 3751308854 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to DaimlerChrysler.

         DEPOSIT ACCOUNT has the meaning set forth in the Code.

         DESIGNATED ACCOUNT BANK means Bank of America, whose office is located in Dallas, Texas, and whose ABA number is 111000012.

         DISBURSEMENT LETTER means an instructional letter executed and delivered by Borrower to DaimlerChrysler regarding the extensions of credit to be made, the form and substance of which shall be reasonably satisfactory to DaimlerChrysler (unless waived in writing by DaimlerChrysler).

         DOCUMENT has the meaning set forth in the Code.

         DOLLARS OR $ means United States dollars.

         DOMESTIC SUBSIDIARY means any Subsidiary of the Borrower organized under the laws of the United States, any state thereof or the District of Columbia.

         DRIP INCENTIVE means the sum of $450 per DaimlerChrysler vehicle purchased by Borrower.

         EQUIPMENT means all of Borrower's and the Guarantors' present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing. For purposes of clarity, the term "Equipment" shall not include Vehicles.

         ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         ERISA AFFILIATE means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

         ERISA EVENT means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

         EVENT OF DEFAULT has the meaning set forth in Section 8.

         EXCLUDED ASSETS means (1) Permitted Vehicle Collateral; (2) any Contract, General Intangible, copyright license, patent license or trademark license, in each case to the extent the grant of a security interest in such asset pursuant to this Agreement (i) is prohibited by any contract, agreement, instrument or indenture governing such asset, (ii) would give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted only with the consent of another party, if such consent has not been obtained; and (3) any avoidance action pursuant to Section 5 of the Bankruptcy Code.

         EXCLUDED FOREIGN SUBSIDIARIES means any Foreign Subsidiary (i) in respect of which (a) no election has been made by the Borrower to treat such Foreign Subsidiary as a branch for United States tax purposes or (b) total net assets of such Foreign Subsidiary (as shown on the most recent balance sheet of such Foreign Subsidiary delivered to DaimlerChrysler) aggregates an equivalent of $5,000,000 or less or (ii) that is not listed on Schedule F-1. Any Foreign Subsidiary which is owned by another Subsidiary that constitutes an Excluded Foreign Subsidiary pursuant to clause (a) of the foregoing sentence shall be an Excluded Foreign Subsidiary.

         EXCLUDED VEHICLES means all Vehicles purchased with the proceeds of Vehicle Debt, together with all Permitted Vehicle Collateral relating thereto.

         FEIN means Federal Employer Identification Number.

         FILING DATE has the meaning ascribed to such term in the Financing
Order.

         FINANCE COMPANIES means the collective reference to ANC Rental Funding Corp., National Car Rental Financing Corp., National Car Rental Financing LP, Car Temps Financing, LLC, Snappy Fleet Finance Corp., Snappy Funding Corp., Snappy Funding, LP, Alamo Financing, LP, Alamo Financing, LLC, ARG Funding Corp., ARG Funding Corp. II, ANC Financial Corporation, ANC Financial GP Corporation, Car Temps Financing, LP, Spirit Leasing, Inc. and any of their respective successors and any finance Subsidiary of the Borrower established in the future.

         FINANCING ORDER means the interim and/or final order(s) of the Bankruptcy Court, as the case may be, in form and substance satisfactory to DaimlerChrysler, entered in the Bankruptcy Case after conclusion of hearing(s) conducted on timely and proper notice pursuant to Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001, and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted, together with all extensions, modifications and amendments thereto, authorizing Borrower to obtain credit, incur indebtedness and grant liens under the Agreement and the Loan Documents, all as set forth in such order(s).

         FOREIGN SUBSIDIARIES means any Subsidiary of the Borrower that is (a) not a Domestic Subsidiary or (b) a Domestic Subsidiary whose principal asset is the capital stock of one or more Foreign Subsidiaries.

         GAAP means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         GENERAL INTANGIBLES means all of Borrower's and the Guarantors' present and future general intangibles and other personal property (including contract right, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims).

         GOVERNING DOCUMENTS means the certificate or articles of incorporation, bylaws, or other organizational or governing documents of any Person.

         GUARANTORS mean the Persons shown on Schedule G-1.

         HEDGING OBLIGATIONS means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap and floor agreements and interest rate collar agreements, (b) foreign exchange contracts and currency swap agreements; and (c) other agreements or arrangements in the ordinary course of business designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         INACTIVE SUBSIDIARY means each Subsidiary of the Borrower that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to DaimlerChrysler) of $100,000 or less.

         INDEBTEDNESS MEANS: (a) all obligations of Borrower for borrowed money,
(b) all obligations of Borrower evidenced by bonds (including surety bonds), debentures, notes, or other similar instruments and all reimbursement or other payment obligations of Borrower in respect of letters of credit, bankers acceptances, or similar facilities, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; provided, that the amount of any indebtedness of any other person which constitutes Indebtedness of the Borrower as a result of this clause
(d) shall not exceed the fair market value of the property or asset of the Borrower subject to such lien, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness or other obligation of any other Person described in (a) through (d) above.

         INSOLVENCY PROCEEDING means any proposal or proceeding, as applicable, commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar' relief- or any action or proceeding seeking or effecting the appointment of a receiver, manager, trustee, custodian or similar official for such Person or any substantial part of its property and assets.

         INSURANCE COMPANIES means International Automotive Group Insurance Company, Ltd. and its successors and any other captive insurance Subsidiary of the Borrower established in the future.

         INSTRUMENT has the meaning set forth in the Code.

         INTANGIBLE ASSETS means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         INTELLECTUAL PROPERTY means all present and future rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         INVENTORY means all present and future inventory in which Borrower or any Guarantor has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's and each Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

         INVESTMENT PROPERTY has the meaning as set forth in the Code.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         LIEN means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

         LOAN means, collectively, the loans more fully described in Section
2.1.

         LOAN ACCOUNT has the meaning set forth in Section 2.6.

         LOAN DOCUMENTS means this Agreement, the Financing Order, the Disbursement Letter, any note or notes executed by Borrower and payable to DaimlerChrysler in connection with this Agreement, and any other agreement entered into, now or in the future, in connection with this Agreement, as the same may be amended, modified, or supplemented, in writing, from time to time.

         MATERIAL ADVERSE CHANGE means, from and after the execution of this Agreement (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of DaimlerChrysler to enforce the Obligations or realize upon the Collateral because of Borrower's action or inaction; provided that such impairment causes DaimlerChrysler to Deem Itself Insecure, (c) a material adverse effect on the value of the Collateral (that causes DaimlerChrysler to Deem Itself Insecure), or the amount that DaimlerChrysler would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of DaimlerChrysler's Liens with respect to the Collateral.

         MAXIMUM AMOUNT means Sixty Two Million Five Hundred Thousand Dollars ($62,500,000).

         MULTIEMPLOYER PLAN means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         NEGOTIABLE COLLATERAL means all of Borrower's and any Guarantor's present and future letters of credit, notes, drafts, instruments, certificated securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower or any Guarantor is the lessor), and chattel paper.

         OBLIGATIONS means all loans (including, without limitation, the Loan), debts, principal, interest, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or DaimlerChrysler Expenses, lease payments, guaranties, covenants, and duties owing by Borrower to DaimlerChrysler of any kind pursuant to or evidenced by the Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due hereunder and all DaimlerChrysler Expenses that Borrower is required to pay or reimburse in accordance with the Loan Documents.

         PBGC means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         PERMITTED LIENS means

                  (a)      Liens held by DaimlerChrysler,

                  (b) Liens for unpaid taxes, assessments, or government charges that either

                           (i)      are not yet due and payable or

                           (ii)     (ii) are the subject of Permitted Protests,

                  (c)      Liens set forth on Schedule P-1,

                  (d) the interests of lessors under operating leases, purchase money Liens, and Liens of lessors under capital leases, in each case to the extent that the acquisition or lease of the underlying asset is permitted hereunder and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset,

                  (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower or any Guarantor and not in connection with the borrowing of money, and which Liens either

                           (i) are for sums not yet due and payable or are not overdue for a period of more than 30 days, or

                           (ii)     are the subject of Permitted Protests,

                  (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,

                  (g) Liens or deposits to secure performance of bids, tenders, government contracts, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money,

                  (h) Liens arising by reason of security for surety or appeal bonds, performance bonds, and other obligations of like nature, in the ordinary course of business of Borrower or any Guarantor,

                  (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower or any Guarantor is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured,

                  (j) (1) all Liens currently outstanding pursuant to the Collateral Agreement, dated as of June 30, 2000, for the benefit of Congress Financial Corporation as Administrative Agent, (2) all Liens currently outstanding pursuant to the Collateral Agreement, dated as of June 30, 2000, for the benefit of Lehman Commercial Paper Inc., as Administrative Agent, (3) all Liens currently outstanding pursuant to the Collateral Agreement, dated as of August 30, 2001, and the Trust Agreement, dated as of August 30, 2001, in each case for the benefit of Wilmington Trust Company, as Collateral Trustee for the benefit of Liberty Mutual Insurance Company and Lehman Brothers Inc. and its affiliates, (4) all Liens currently outstanding for the benefit of Liberty Mutual Insurance Company, including pursuant to the General Agreement of Indemnity, dated August 4, 2000, the General Agreement of Indemnity, dated October 31, 2000, the order of the Bankruptcy Court dated March 13, 2002, all Liens on cash collateral currently held by Liberty Mutual Insurance Company, and any Liens which may be approved by the Bankruptcy Court in connection with the Order sought by the Debtors in their Motion for Order Pursuant to Sections 105, 363 and 364 of the Bankruptcy Code and Bankruptcy Rules 4001 and 6004 for the Debtors to Obtain Post-petition Surety Bonding from Liberty Mutual Insurance Company, dated February 14, 2003 and (5) all replacement Liens granted to the Secured Creditors, and any replacement Liens which may be approved by the Bankruptcy Court, in connection with the Borrower's use of cash collateral;

                  (k) (i) Liens securing (A) Vehicle Debt permitted to be incurred hereunder and (B) Indebtedness incurred in connection with the acquisition of Vehicles directly from a manufacturer, provided, in each case, that such Liens shall not spread to any property other than the Vehicles purchased with such Indebtedness and (ii) Liens on cash or cash equivalents pledged as collateral in respect of Vehicle Debt (including Indebtedness incurred in connection with the acquisition of Vehicles directly from a manufacturer) as permitted by the terms of the documentation governing such Indebtedness;

                  (l) easements, rights-of-way, minor survey exceptions, zoning and similar restrictions and other similar encumbrances incurred in the ordinary course of business and other minor imperfections of title that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or the relevant Guarantor(s);

                  (m) Liens on goods in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation thereof in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (n) Liens on any airport concession agreements or permits, or liens to secure loans extended to finance tenant improvements used in connection with the concession agreement or permit subject to such Lien;

                  (o) all Liens in existence on the date hereof and as such Liens may be amended, modified, refinanced or replaced from to time;

                  (p) Liens on property existing at the time of acquisition thereof by the Borrower or any Subsidiary of the Borrower, provided that, such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired;

                  (q) Liens in favor of the Borrower or any of its Subsidiaries, including Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or Subsidiary;

                  (r) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Borrower or any of its Subsidiaries and not otherwise prohibited by this Agreement;

                  (s) Liens granted by Foreign Subsidiaries in connection with the incurrence of Vehicle Debt;

                  (t) Liens on assets of the Borrower and its Subsidiaries to secure Hedging Obligations;

                  (u)      other Liens so long as neither

                           (i) the aggregate outstanding principal amount of the obligations secured thereby nor

                           (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds $5,000,000 at any one time; and

                  (v) Liens that are junior in priority to the Liens that secure the Indebtedness evidenced by this Agreement.

         PERMITTED PROTEST means (a) a contest by the Borrower or any Guarantor in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the Borrower's or such Guarantor's books in accordance with GAAP, (b) any such protest is instituted and diligently prosecuted by Borrower or such Guarantor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of DaimlerChrysler in and to the Collateral.

         PERMITTED VEHICLE COLLATERAL means the collateral securing Vehicle Debt and covering cash collateral deposits, vehicles (including the related certificates of title) and assets attributable to, or directly associated with, vehicles, such as rights under a manufacturer program, including without limitation manufacturers' obligations to repurchase such vehicles or guarantee proceeds on disposition of vehicles and all other obligations of a manufacturer under the related manufacturer program, rental receivables and receivables arising on the disposition of vehicles, proceeds of insurance covering such vehicles, any other Lessee Grantor Master Collateral (as defined in the Master Collateral Agency Agreement) and any other property of a type customarily securing Vehicle Debt.

         PERSON means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         PLAN means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

         REAL PROPERTY means any estates or interests in the parcels of real property and related improvements thereon identified on Schedule R-1, and any Real Property hereafter acquired by Borrower or any Guarantor.

         REFERENCE RATE means the British Bankers Association U.S. One Month London Inter-Bank Offered Rate (LIBOR), as quoted by Bloomberg Financial Markets Commodities News from time to time.

         REPORTABLE EVENT means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations.

         RETIREE HEALTH PLAN means an employee welfare benefit plan within the meaning of Section 3(l) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

         RISK MANAGEMENT SUBSIDIARY means each of Post Retirement Liability Management, Inc., a Florida corporation, and Rental Liability Management, Inc., a Florida corporation.

         SEC REPORTS means (i) Borrower's 10-K Report as and when filed with the Securities and Exchange Commission (the SEC) for its fiscal years ending December 31, 2000, 2001, and 2002, and (ii) all of the Borrower's Forms 10-Q and 8-K filed with the SEC since January 1, 2000.

         SECURED CREDITORS means Congress Financial Corporation, Liberty Mutual Insurance Company, Lehman Brothers Inc. and Lehman Commercial Paper Inc.

         SUBSIDIARY of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

         TERMINATION DATE means the date on which the earliest to occur of the events set forth in Section 3.2.

         VEHICLE DEBT means (1) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance, refinance or lease, directly or indirectly, Vehicles and assets attributable to, or directly associated with, Vehicles or
(2) Indebtedness of the Borrower or any of its Subsidiaries which is secured by Permitted Vehicle Collateral.

         VEHICLES includes all now owned or hereafter acquired cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state, including service vehicles, the related certificates of title, and all tires and other appurtenances to any of the foregoing.

         VOIDABLE TRANSFER has the meaning set forth in Section 15.8.

         1.2.     ACCOUNTING TERMS.

          All accounting terms not specifically defined herein, shall be construed in accordance with GAAP. When used herein, the term financial statements shall include the notes and schedules thereto.

         1.3.     CODE.

         Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4. CONSTRUCTION.

         Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term including is not limiting. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall continue or be continuing until such Event of Default has been waived in writing by DaimlerChrysler or cured by the Borrower. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. Unless otherwise specified herein or therein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or modified.

         1.5.     SCHEDULES AND EXHIBITS.

         All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1.     LOAN.

         Subject to the terms and conditions of this Agreement, DaimlerChrysler agrees to make, and Borrower promises to pay, together with interest as set forth below and all other amounts making up the Obligations, a series of loans to Borrower (collectively, the "Loan"), in an aggregate original amount not to exceed the Maximum Amount to be used for working capital, capital expenditures, and general corporate purposes. The entire outstanding principal balance and all accrued and unpaid interest under the Loan shall be due and payable on the earlier of: (a) the Termination Date; or (b) an Event of Default that continues and remains uncured beyond any applicable grace or cure period. The unpaid principal balance of the Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement. Any principal amounts that are prepaid or repaid may not be reborrowed. All amounts outstanding under the Loan shall constitute Obligations.

         Unless otherwise agreed to by Borrower and DaimlerChrysler in writing, Advances under the Loan shall be made as follows:

         (a)      $25,000,000 by March 17, 2003;

         (b)      $20,000,000 by April 16, 2003; and

         (c)      $17,500,000 by May 16, 2003.

         2.2.     PAYMENTS.

         All DRIP Incentives and Additional DRIP Incentives earned by and otherwise payable to Borrower for purchase of the DaimlerChrysler vehicles, due or accrued from July 1, 2003 through and including December 30, 2003, shall be credited and applied by DaimlerChrysler directly to the Obligations. "Accrued" in this context means all DRIP Incentives and Additional DRIP Incentives for DaimlerChrysler vehicles that Borrower orders, purchases, or that are delivered to Borrower between June 1 and December 30, 2003.

         2.3.     INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Prior to December 30, 2003, the Loan shall bear no interest. Beginning December 31, 2003, and thereafter, except as set forth below, the Loan shall bear interest on the daily balance of such at a per annum rate equal to 3.5 percentage points above the Reference Rate.

                  (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest on the daily balance of such Obligations at a per annum rate equal to 6.5 percentage points above the Reference Rate.

                  (c) Payments. All accrued but unpaid interest hereunder shall be due and payable, in arrears, on the first day of each month beginning February 1, 2004, and continuing thereafter until all Obligations are paid in full. Any interest not paid when due shall be compounded on a monthly basis and shall thereafter accrue interest at the rate then applicable hereunder.

                  (d) Computation. The rate of interest hereunder shall be calculated by (i) adding the Reference Rate for each day of the month immediately preceding the subject interest payment date; (ii) dividing such amount by the actual number of days in that month to determine the average daily rate of interest (the "Average Daily Rate"); then (iii) adding Three and one-half percent (3.50%) (Six and one-half percent (6.5%) if in Default), to the Average Daily Rate to determine the applicable rate of interest (the "Applicable Rate of Interest"). The Applicable Rate of Interest is then applied to the outstanding Obligations for the preceding month using the following formula:
Outstanding Obligations, multiplied by the Applicable Rate of Interest, multiplied by the number of days outstanding, divided by 360.

                  (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and DaimlerChrysler, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.4.     DESIGNATED ACCOUNT.

         DaimlerChrysler is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person. Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by DaimlerChrysler hereunder. Unless otherwise agreed by DaimlerChrysler and Borrower, any Advance requested by Borrower and made by DaimlerChrysler hereunder shall be made to the Designated Account.

         2.5.     CONTINUED PURCHASE OF DAIMLERCHRYSLER VEHICLES.

         Borrower agrees to purchase at least 60,000 2004 model year DaimlerChrysler vehicles. Borrower agrees to have 25,000 units ordered and produced by the end of December, 2003 and another 10,000 ordered and produced by the end of March, 2004.

         In addition, Borrower agrees that this obligation of the Borrower to purchase vehicles shall survive the termination of the Agreement as well as DaimlerChrysler's obligation to pay the Additional DRIP Incentive on the first 35,000 vehicles.

         2.6.     MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.

         DaimlerChrysler shall maintain an account on its books in the name of Borrower (the Loan Account) on which Borrower will be charged with all Advances including, accrued interest, DaimlerChrysler Expenses, and any other payment Obligations of Borrower. The Loan Account will be credited with all payments received by DaimlerChrysler from Borrower or for Borrower's account. DaimlerChrysler shall render statements regarding the Loan Account to Borrower, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and DaimlerChrysler unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to DaimlerChrysler written objection thereto describing the error or errors contained in any such statements.

         2.7.     EXPENSE DEPOSIT.

         DaimlerChrysler acknowledges receipt of $150,000 from Borrower for payment and reimbursement of reasonable fees and expenses incurred by DaimlerChrysler solely in connection with the Loan. Such sum shall be subject to replenishment if such funds are expended. Upon Termination, any unused expense deposit funds shall be credited to the Obligations or, if no obligations are outstanding, refunded to Borrower.

         2.8.     TAXES.

                  (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding franchise taxes and taxes imposed on or measured by net income, receipts or capital imposed by reason of any connection between, as applicable, DaimlerChrysler or any of its assignees or other recipient and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place of business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to DaimlerChrysler hereunder or under any other Loan Documents, the amounts so payable to DaimlerChrysler shall be increased to the extent necessary to yield to DaimlerChrysler (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable with respect to any Non-Excluded Taxes (i) that are attributable to the lender's or assignee's failure to comply with the requirements of paragraph (c) or (d) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such lender at the time such lender becomes a party to this Agreement, except to the extent that such lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to DaimlerChrysler a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to DaimlerChrysler the required receipts or other required documentary evidence, the Borrower shall indemnify DaimlerChrysler for any incremental taxes, interest or penalties that may become payable by DaimlerChrysler as a result of any such failure. The agreements in this Section 2.8 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

                  (c) Each lender (or transferee) hereunder that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, including, where applicable, any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender's beneficial owners or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto duly completed and signed by such Non-U.S. Lender (and where applicable, its beneficial owners) claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each lender hereunder which is not a Non-U.S. Lender shall deliver to the Borrower two duly completed and signed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such lender shall deliver to the Borrower two further duly completed and signed forms and statements (or successor forms) at or before the time any such form or statement becomes obsolete. Notwithstanding any other provision of this paragraph, a Non-U.S.

Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (d) A lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such lender is legally entitled to complete, execute and deliver such documentation and in such lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such lender.

         2.9      GUARANTEE.

         The Guarantors, jointly and severally, unconditionally and absolutely guarantee to DaimlerChrysler and to its successors and assigns, payment when due, whether by stated maturity, demand, acceleration or otherwise, the Obligations of Borrower. This is a guaranty of payment and not of collection.

         The Guarantors waive notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default and diligence in collecting any Indebtedness, and agree that DaimlerChrysler may modify the terms of borrowing, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any part or all of any of the Obligations, or permit the Borrower to incur additional Obligations, all without notice to the undersigned and without affecting in any manner the unconditional obligation under this Guarantee. Guarantors further waive any and all other notices to which the undersigned might otherwise be entitled. Guarantors acknowledge and agree that the liabilities created by this Guarantee are direct and are not conditioned upon pursuit by DaimlerChrysler of any remedy it may have against the Borrower or any other person or any security. No invalidity, irregularity or unenforceability of any part or all of the Obligations or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reason, and no defense or setoff available at any time to the Borrower, shall impair, affect or be a defense or setoff to the obligations under this Guarantee.

         The Guarantors warrant and agree that none of DaimlerChrysler's rights, remedies or interests shall be directly or indirectly impaired because of any of the Guarantors' status as an "insider" or "affiliate" of the Borrower.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1.     CONDITIONS PRECEDENT TO THE INITIAL ADVANCE.

         The obligation of DaimlerChrysler to make the initial Advance is subject to the fulfillment, to the satisfaction of DaimlerChrysler and its counsel, of each of the following conditions precedent:

                  (a) The Bankruptcy Court shall have entered the Financing Order in form and substance satisfactory to DaimlerChrysler, granting DaimlerChrysler, among other things, a first-priority, priming Lien on all of the Collateral, and super-priority administrative expense claims. Such Financing Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended;

                  (b) DaimlerChrysler shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (c) DaimlerChrysler shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented, certified by the Secretary of Borrower;

                  (d) DaimlerChrysler shall have received a certificate of status with respect to Borrower, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (e) DaimlerChrysler shall have received reasonably satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (f) DaimlerChrysler shall have received all existing appraisals of the Real Property;

                  (g) DaimlerChrysler shall have received (or downloaded from EDGAR), all SEC Reports;

                  (h) DaimlerChrysler shall have received Borrower's debtor-in-possession business plan, which shall include balance sheets, income statements, cash flow and availability projections and shall be in form and substance satisfactory to DaimlerChrysler; and

                  (i) All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to DaimlerChrysler and its counsel; and

                  (j) The order shall also waive Borrower's or any other party's right to modify this financing arrangement without DaimlerChrysler's consent in any plan of reorganization or subsequent order and shall grant Lender relief from the automatic stay in Borrower's bankruptcy case upon five (5) business days prior written notice of a default to Borrower, the Official Committee of Unsecured Creditors and the Secured Creditors.

         The following shall be conditions precedent to all Advances hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case it shall be true and correct in all material respects as of such date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, DaimlerChrysler, or any of their Affiliates.

         3.2.     TERM.

         This Agreement shall become effective upon the date on which the Financing Order is entered and shall continue in full force and effect for a term ending on the earliest of: (i) June 30, 2004; (ii) closing of a Section 363 Sale of all or substantially all of the estate's assets; (iii) the appointment of a chapter 11 trustee for Borrower; (iv) the effective date of a confirmed plan of reorganization for Borrower; (v) conversion of the Bankruptcy Case to a chapter 7 case; (vi) dismissal of the Bankruptcy Case; (vii) the appointment of an examiner with expanded powers to manage or operate the financial affairs of Borrower; (viii) the termination of this Agreement pursuant to Section 9 hereof. The foregoing notwithstanding, DaimlerChrysler shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence of an Event of Default that continues or remains beyond any applicable grace or cure period. DaimlerChrysler, the Borrower and the Guarantors may extend this Agreement beyond the Borrower's emergence from its Bankruptcy Case upon terms mutually agreeable to DaimlerChrysler, the Borrower and the Guarantors.

         3.3.     EFFECT OF TERMINATION.

         On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, obligations, or covenants hereunder, and DaimlerChrysler's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and DaimlerChrysler's obligation to provide additional credit hereunder is terminated.

4.        CREATION OF SECURITY INTEREST.

         4.1.     GRANT OF SECURITY INTEREST.

         Borrower and each Guarantor hereby grants to DaimlerChrysler a continuing security interest in all its currently existing and hereafter acquired or arising rights in the Collateral, whether acquired or generated prior to or subsequent to the commencement of the Bankruptcy Case, in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. DaimlerChrysler's security interests in the Collateral shall attach to all Collateral without further act on the part of DaimlerChrysler, Borrower or any Guarantor.

         4.2.     NEGOTIABLE COLLATERAL.

         In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of DaimlerChrysler, shall endorse and deliver, or cause the applicable Guarantor to endorse and deliver, physical possession of such Negotiable Collateral to DaimlerChrysler.

         4.3. COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL.

         At any time while an Event of Default is continuing, DaimlerChrysler or DaimlerChrysler's designee may (a) notify customers or Account Debtors of Borrower and the Guarantors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to DaimlerChrysler or that DaimlerChrysler has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that, while an Event of Default is continuing and after the Obligations are accelerated pursuant to Section 9.1(a)(i), it and any applicable Guarantor will hold in trust for DaimlerChrysler, as DaimlerChrysler's trustee, any collections that it receives from the Accounts, General Intangibles, or Negotiable Collateral that have been assigned to DaimlerChrysler or in which DaimlerChrysler has a security interest therein, and immediately will deliver such collections to DaimlerChrysler in their original form as received by Borrower or such Guarantor.

         4.4.     DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

         At any time upon the reasonable request of DaimlerChrysler, Borrower shall execute and deliver or cause to be executed and deliver to DaimlerChrysler all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that DaimlerChrysler reasonably may request, in form reasonably satisfactory to DaimlerChrysler, to perfect and continue perfected DaimlerChrysler's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. DaimlerChrysler is hereby authorized to execute any of the foregoing on behalf of Borrower or to file same electronically pursuant to the Code. Borrower shall have an opportunity to review such documents prior to filing.

         4.5.     POWER OF ATTORNEY.

         Borrower and each Guarantor hereby irrevocably makes, constitutes, and appoints DaimlerChrysler (and any of DaimlerChrysler's officers, employees, or agents designated by DaimlerChrysler) as Borrower's or such Guarantor's, as applicable, true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower or such Guarantor on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's or such Guarantors name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) after an Event of Default has occurred, send requests for verification of Accounts, (d) endorse Borrower's or such Guarantor's name on any collection item that may come into DaimlerChrysler's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's or such Guarantor's mail to an address designated by DaimlerChrysler, to receive and open all mail addressed to Borrower or such Guarantor , and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's or such Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that DaimlerChrysler determines to be reasonable, and DaimlerChrysler may cause to be executed and delivered any documents and releases that DaimlerChrysler determines to be necessary. The appointment of DaimlerChrysler as Borrower's and such Guarantor's attorney, and each and every one of DaimlerChrysler's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and DaimlerChrysler's obligation to extend credit hereunder is terminated.

         4.6.     RIGHT TO INSPECT.

         DaimlerChrysler (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, after giving reasonable notice and during Borrower's usual business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, subject to the confidentiality provision contained in Section 15.10.

5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce DaimlerChrysler to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the date of the making of each Advance as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1.     NO ENCUMBRANCES.

         Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2.     ACCOUNTS.

         Except as Borrower has notified DaimlerChrysler in writing, Borrower has not received written notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Account, in excess of $1,000.00.

         5.3.     LOCATION OF INVENTORY AND EQUIPMENT.

         The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party, unless DaimlerChrysler's has received a Collateral Access Agreement from such party.

         5.4.     LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN.

         The chief executive office of Borrower is located at the address indicated in the preamble of this Agreement and Borrower's FEIN is 36-4323354.

         5.5.     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.5, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation or organization; (ii) the number of shares of each class of common and preferred stock or other interests authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares or interests of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock or other equity interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (c) Except as set forth on Schedule 5.5, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  (d) Borrower will not create any new subsidiaries whose equity securities would need to be pledged hereunder or make any Inactive Subsidiary operational without first giving DaimlerChrysler ten (10) business days prior written notice.

         5.6.     DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) Subject to clause (f) herein, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the governing documents of Borrower, or any order, judgment, or decree of any court or other governmental authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower other than any approvals that have been already obtained.

                  (c) Other than the filing of appropriate financing statements, fixture filings, mortgages, disclosure filings with the SEC, and Bankruptcy Court approval, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority.

                  (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles whether enforcement is sought in equity or law, or by bankruptcy, insolvency, reorganization,' moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Liens granted by Borrower to DaimlerChrysler in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  (f) Notwithstanding anything contained in this section, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents, and the creation, perfection, and priority of the Liens to be granted thereunder, is subject to the approval of the Bankruptcy Court.

         5.7.     LITIGATION.

         There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed in the SEC Reports or on Schedule 5.7; and (c) matters that, if decided adversely to Borrower, would not reasonably be expected to have a Material Adverse Change.

         5.8.     NO MATERIAL ADVERSE CHANGE.

         All consolidated financial statements relating to Borrower or any guarantor of the Obligations that have been included in SEC Reports and delivered by Borrower to DaimlerChrysler have been prepared in accordance with GAAP (except as otherwise stated therein), and fairly present, in all material respects, Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to DaimlerChrysler.

         5.9.     EMPLOYEE BENEFITS.

         None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.19. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute, except where failure to so satisfy would not result in a Material Adverse Change. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that would result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement that would result in a Material Adverse Change.

         5.10.    ENVIRONMENTAL CONDITION.

         Except as disclosed on Schedule 5.10, and except to the extent that it would not reasonably be expected to result in a Material Adverse Change, none of Borrower's Real Property, properties or assets has (a) ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, or (b) ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Except as disclosed on Schedule 5.10, and except to the extent that it would not reasonably be expected to result in a Material Adverse Change, Borrower has not during the past three (3) years received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.11.    INTELLECTUAL PROPERTY.

         Borrower is the owner or licensee of all Intellectual Property as set forth on Schedule 5.11 including all patents, trademarks, trade names and copyrights set forth on Schedule 5.11 and Schedule 5.11 accurately sets forth each patent, trademark, trade name and copyright owned or licensed by Borrower.

         5.12.    MACHINERY AND EQUIPMENT.

         Borrower is the owner of all of its Equipment, and the same is not subject to any lease, other than Permitted Liens.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless DaimlerChrysler shall otherwise consent in writing, Borrower shall do all of the following:

         6.1.     ACCOUNTING SYSTEM.

         Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by DaimlerChrysler.

         6.2.     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower shall deliver to DaimlerChrysler all SEC Reports, including but not limited to Borrower's Form l0-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as practicable after the same are filed, or any other information that is provided by Borrower to its shareholders generally, and any other report reasonably requested by DaimlerChrysler relating to the financial condition of Borrower.

                  (b) Each month, Borrower shall deliver to DaimlerChrysler its monthly financial statements, together with a certificate signed by its chief financial officer, treasurer, controller, or officer with similar responsibility to the effect that: (i) all financial statements delivered or caused to be delivered to DaimlerChrysler hereunder fairly present in all material respects the financial condition of Borrower, and (ii) on the date of delivery of such certificate to DaimlerChrysler there does not exist any condition or event that constitutes a Default or Event of Default.

                  (c) Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with DaimlerChrysler and to release to DaimlerChrysler such financial information concerning Borrower that DaimlerChrysler may reasonably request. Borrower hereby irrevocably authorizes and directs its accountants to deliver to DaimlerChrysler, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to DaimlerChrysler any information they may have regarding Borrower's business affairs and financial conditions.

         6.3.     TAX RETURNS.

         Deliver to DaimlerChrysler copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

         6.4.     TITLE TO EQUIPMENT.

         During an Event of Default that is continuing, and upon DaimlerChrysler's request, Borrower immediately shall deliver to DaimlerChrysler, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.5.     MAINTENANCE OF EQUIPMENT.

         Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

         6.6.     TAXES.

         Cause all material assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all SUCH federal, state and local taxes, assessments, or contributions required to be made during the pendency of the Bankruptcy Case, and will execute and deliver to DaimlerChrysler, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all material tax payments and withholding taxes required to be made during the pendency of the Bankruptcy Case, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish DaimlerChrysler with proof satisfactory to DaimlerChrysler indicating that Borrower has made such payments or deposits. Borrower shall make due and timely payment of all fees payable by Borrower to the United States Trustee in the Bankruptcy Case pursuant to 28 U.S.C. Section I 930(a)(6).

         6.7.     INSURANCE.

                  (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, and all other hazards and risks, and in such amounts (full replacement value for any improvements on the Real Property), as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain worker's compensation, business interruption, commercial general liability, including product liability and completed operations coverage, and property damage insurance relating to Borrower's ownership, operation, maintenance, or use of the Collateral, as well as crime insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) All insurance required herein shall be written by companies that are authorized to do insurance business in the states in which the Collateral is located. Borrower will promptly give notice to DaimlerChrysler after receiving notice from any insurer of any cancellation of such policy.

                  (c) Original policies or certificates thereof satisfactory to DaimlerChrysler evidencing such insurance shall be delivered to DaimlerChrysler at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give DaimlerChrysler prompt notice of any loss covered by such insurance, and DaimlerChrysler shall have the right to adjust any loss. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be used either for the prepayment of the Obligations without premium, in such order or manner as DaimlerChrysler may elect, or for application to the cost of repairs, replacements, or restorations of the Collateral. All repairs, replacements, or restorations shall be affected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, DaimlerChrysler shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as DaimlerChrysler shall determine.

         6.8.     NO SETOFFS OR COUNTERCLAIMS.

         Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.9.     LOCATION OF INVENTORY AND EQUIPMENT.

         Upon an Event of Default that is continuing, provide to DaimlerChrysler a current list showing the locations of the Inventory and Equipment.

         6.10.    COMPLIANCE WITH LAWS.

         Except to the extent that such compliance by Borrower is excused by the provisions of the Bankruptcy Code, comply in all material respects with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act, the Americans With Disabilities Act and the Bankruptcy Code, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

         6.11.    EMPLOYEE BENEFITS.

                  (a) Promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, provide to DaimlerChrysler a written statement of an officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC with respect to such ERISA Event. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor

                  (b) Promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, provide to DaimlerChrysler a copy of each funding waiver request that would result in a Material Adverse Change, filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request.

                  (c) Promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan that would result in a Material Adverse Change, provide to DaimlerChrysler copies of each such notice.

         6.12.    LEASES.

         Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest and other than leases rejected by Borrower in the Bankruptcy Case. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, and other than leases rejected by Borrower in the Bankruptcy Case, DaimlerChrysler shall be entitled, in its discretion, to pay such rents or other amounts on behalf of Borrower. In any such event, Borrower shall promptly pay to DaimlerChrysler any amounts expended by DaimlerChrysler, together with interest thereon at the highest rate of interest provided for upon the occurrence of an Event of Default as specified in Section 2.3(b) from the date of such expenditure until repaid to DaimlerChrysler in full by Borrower.

7.       NEGATIVE COVENANTS.

         Borrower and Guarantors covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, neither Borrower nor any Guarantor will do any of the following without DaimlerChrysler's prior written consent:

         7.1.     INDEBTEDNESS.

         Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the Loan Documents;

                  (b) Indebtedness set forth in the latest financial statements of Borrower submitted to DaimlerChrysler;

                  (c)      Indebtedness secured by Permitted Liens; and

                  (d) Refinancings, renewals, extensions or modifications of Indebtedness permitted under this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to DaimlerChrysler as those applicable to the refinanced Indebtedness.

                  (e) Intercompany Indebtedness between and among the Borrower and its Subsidiaries in the ordinary course of business;

                  (f) Guarantees by the Borrower or any of its Subsidiaries of Indebtedness of the Borrower or any of its Subsidiaries which is permitted to be incurred hereunder;

                  (g) Indebtedness of the Borrower and its Subsidiaries in respect of Vehicle Debt incurred in the ordinary course of business, provided, that the aggregate outstanding amount of such Indebtedness owed to Persons other than the Borrower and its Subsidiaries as of the last day of any calendar month shall not exceed the net book value of any collateral securing such Indebtedness on such date;

                  (h)      All pre-petition Indebtedness outstanding;

                  (i) Guarantees and letter of credit obligations of the Borrower or any Subsidiary in respect of obligations of airports and airport and other governmental authorities in respect of the construction of airport rental or related facilities to be used by the Borrower or any Subsidiary in the ordinary course of business;

                  (j) Indebtedness incurred in connection with the acquisition of Vehicles directly from the manufacturer thereof, provided, that
(i) such Vehicles could not be acquired with the proceeds of Vehicle Debt and
(ii) such Indebtedness does not exceed the net book value of such Vehicles;

                  (k) the incurrence by the Borrower or any of its Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk;

                  (l) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower or any other Subsidiary of the Borrower in the ordinary course of business;

                  (m) Indebtedness of the Borrower and its Subsidiaries in respect of insurance premium finance agreements in the ordinary course of business;

                  (n) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount for the Borrower and all Subsidiaries not to exceed $25,000,000 at any one time outstanding;

                  (o) Indebtedness secured by Liens that are junior in priority to the Liens that secure the Indebtedness evidenced by this Agreement; and

                  (p) Purchase money Indebtedness and capital leases, in each case in the ordinary course of business, so long as such Indebtedness is secured solely by the asset acquired or related thereto.

         7.2.     LIENS.

         Without the prior written consent of DaimlerChrysler, create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1 and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES.

         Enter into any merger, consolidation, reorganization, amalgamation, arrangement or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets (except to the extent permitted by Section 7.4 herein).

         Notwithstanding the foregoing:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Subsidiary;

                  (b) any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary;

                  (c) the Borrower or any of its Subsidiaries may change the jurisdiction of its organization (or merge into an Affiliate in order to change the jurisdiction of its organization) so long as the new jurisdiction of the Borrower or any Domestic Subsidiary is in the United States and any actions required to continue the perfection and priority of DaimlerChrysler's security interest in the Collateral shall have been taken;

                  (d) any Foreign Subsidiary of the Borrower may be merged, consolidated with or into, or dispose any or all of its assets (upon voluntary liquidation or otherwise) to, the Borrower, another Foreign Subsidiary of the Borrower or a Subsidiary of the Borrower;

                  (e)      the Borrower may liquidate any of its Inactive
Subsidiaries;

                  (f) the Borrower can consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, if (1) the Borrower is the surviving corporation, partnership, limited liability company or other entity, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (2) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Borrower under this Agreement, and (3) immediately after such transaction no Default or Event of Default shall have occurred; and

                  (g) the Borrower or any of its Subsidiaries may take any of such actions if approved by the Bankruptcy Court or if the proceeds thereof are used to prepay the Advances hereunder.

         7.4.     DISPOSAL OF ASSETS.

         Other than pursuant to a plan approved by the Bankruptcy Court, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets, other than sales of Inventory to buyers and leases of property in the ordinary course of Borrower's business as currently conducted.

         This Section shall not prohibit:

                  (a) the transfer, lease, renting or other disposition of Vehicles (including service vehicles) in any manner in the ordinary course of business;

                  (b) the disposition of obsolete or worn out property in the ordinary course of business or other assets that are no longer being used by the Borrower or any of its Subsidiaries;

                  (c)      dispositions permitted by Sections 7.3 and/or 7.11;

                  (d) dispositions of cash or cash equivalents in the ordinary course of business;

                  (e)      any Investment that is permitted by Section 7.13;

                  (f) dispositions of any assets or property among the Borrower and its Subsidiaries or among the Borrower's Subsidiaries in the ordinary course of business;

                  (g)      the grant of a Lien that is permitted by Section 7.2;

                  (h) dispositions of assets that are not subject of a Lien for the benefit of DaimlerChrysler;

                  (i) the sale or issuance of directors' qualifying shares or shares or Investments required by any law to be held by a Person other than the Company;

                  (j) the sale or issuance of any Subsidiary's capital stock to the Borrower or any other Subsidiary;

                  (k) any foreclosure on assets in connection with Permitted Liens;

                  (l) licensing of intellectual property in the ordinary course of business;

                  (m) leases of real property in the ordinary course of business;

                  (n) equipment leases, computer leases, phone equipment leases, and other leases of personal property in the ordinary course of business;

                  (o) transfers of property or assets to licensees and franchisees in the ordinary course of business;

                  (p) any disposition of assets or properties, including the Collateral, if the proceeds thereof are used to prepay Advances under this Agreement;

                  (q) any disposition of assets or properties approved by the Bankruptcy Court; and

                  (r) dispositions of any or all of the Borrower's international operations or Foreign Subsidiaries, including, without limitation, disposition of any or all of the assets or equity of Foreign Subsidiaries.

         7.5.     CHANGE NAME.

         Other than pursuant to a plan approved by the Bankruptcy Court, change Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) or any amendment thereto or revision thereof of the Code), or identity, or add any new fictitious name, in each case without giving DaimlerChrysler fifteen (15) business days prior written notice.

         7.6.     GUARANTEE.

         Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (other than the Borrower or a Subsidiary of Borrower), except by endorsement of instruments or items of payment for deposit to the account of Borrower or any Guarantor or which are transmitted or turned over to DaimlerChrysler. This Section 7.6 shall not prohibit any guarantee which is permitted under Section 7.1 or Section 7.13.

         7.7.     NATURE OF BUSINESS.

         Make any material change in the principal nature of Borrower's business. Nothing in this Section 7.7 shall prohibit any change in the Borrower's business, strategy, lines of business, management structure or organization, or the cessation of operations in one or more locations, or a restructuring of the Borrower's relationships with its licensees or franchisees, to the extent that the Borrower and its Subsidiaries continue to operate generally in the car rental business or in businesses reasonably related to or ancillary thereto.

         7.8.     PREPAYMENTS AND AMENDMENTS.

                  (a)      Except in connection with a refinancing permitted by
Section 7.1, and other than (i) pursuant to plan of reorganization approved by the Bankruptcy Court, or (ii) the adequate protection payments made to the Secured Lenders, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

                  (b) Without the prior written consent of DaimlerChrysler, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1, except as specifically allowed therein, unless (1) such amendment, modification or waiver extends the maturity thereof, reduces the amount of any payment of principal or interest thereon, reduces the interest rate or extends the date of payment of interest, makes less restrictive one or more covenants or other provisions, and/or waives any right of the holder of such Indebtedness, or (2) such amendment, modification or waiver would not impact the priority or perfection of DaimlerChrysler's Lien granted hereunder, or (3) such amendment, modification or waiver would not cause a Material Adverse Change, or (4) such amendment, modification or waiver is immaterial with respect to the Indebtedness being amended or modified.

         7.9.     CHANGE OF CONTROL.

         Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10.    CONSIGNMENTS.

         Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11.    DISTRIBUTIONS.

         Other than in connection with a plan approved by the Bankruptcy Court, make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding (any of the foregoing a "Restricted Payment"). Notwithstanding the foregoing, any Subsidiary may make Restricted Payments to the Borrower or another Subsidiary of the Borrower.

         7.12.    ACCOUNTING METHODS.

         Modify or change its method of accounting (except to the extent permitted or required by the FASB, SEC, or other accounting standards setting board), or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide DaimlerChrysler information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by DaimlerChrysler pursuant to or in accordance with this Agreement, and agrees that DaimlerChrysler (after giving notice to Borrower) may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13.    INVESTMENTS.

         Directly or indirectly (a) acquire the securities (whether debt or equity) of, or other interests in, a Person, (b) make loans, advances, or capital contributions to a Person, or (c) acquire all or substantially all of the properties or assets of a Person (all of the foregoing "Investments").

         Notwithstanding the foregoing, this Section 7.13 shall not prohibit the following:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      Investments in cash or cash equivalents;

                  (c) Investments in the Borrower or in a Subsidiary of the Borrower or in any Person that, following such an Investment, becomes a Subsidiary of the Borrower or merges into the Borrower or a Subsidiary of the Borrower or transfers all or substantially all of its assets to the Borrower or a Subsidiary of the Borrower (including the acquisition of any equity interest of a Subsidiary);

                  (d) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.1 hereunder;

                  (e) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, payroll, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding;

                  (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor (including customers and suppliers) or an Investment acquired by the Borrower or any of its Subsidiaries as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to such secured Investment;

                  (g) Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

                  (h) Investments existing on the date of this Agreement and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

                  (i) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, equity, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries;

                  (j) Investments in the Finance Companies and Insurance Companies to the extent required to meet their capital requirements pursuant to requirements of law (in the case of the Insurance Companies) or contractual obligations relating to Vehicle Debt (in the case of the Finance Companies);

                  (k) guarantees by the Borrower or any of its Subsidiaries of the obligations of the Subsidiaries of the Borrower in respect of operating leases of Vehicles and equipment in the ordinary course of business;

                  (l) acquisitions of franchised locations in the ordinary course of business;

                  (m) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

         7.14.    TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's or any Guarantor's business, upon fair and reasonable terms, that are fully disclosed to DaimlerChrysler (to the extent in excess of $2,000,000.00), and that are no less favorable to Borrower or such Guarantor than would be obtained in an arm's length transaction with a non-Affiliate.

         Notwithstanding the foregoing provisions of this Section 7.14, the Borrower and Guarantors may:

         i. pay customary fees and compensation to members of the Board of Directors of the Borrower and its Subsidiaries;

         ii. make loans or advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business to the extent permitted hereunder;

         iii. in the ordinary course of business, pay fees and compensation (including the issuance of stock options) to, and provide indemnity on behalf of, officers, directors, consultants or employees of the Borrower or any of its Subsidiaries, pursuant to agreements, statute, charter or by-law provision or otherwise;

         iv. enter into ordinary course of business transactions between or among the Borrower and its Subsidiaries;

         v.       take any action permitted by Sections 7.11 and 7.13;

         vi. enter into and take actions permitted under any employment, consulting, severance, agency or other compensation agreement or benefit plan entered into or adopted by the Borrower or any of its Subsidiaries in the ordinary course of business (including without limitation the key employee retention plan),

         vii. enter into transactions and take actions permitted under agreements in effect on the date of this Agreement, as such agreements may be amended or transactions modified from time to time in any manner not materially less favorable to DaimlerChrysler,

         viii. enter into customary business arrangements consistent with past practice between the Borrower and its Subsidiaries, on the one hand, and Certified Vacations, Inc. and its affiliates, on the other hand,

         ix. enter into business transactions with Continental Airlines in the ordinary course of business,

         x. enter into agreements with each of AutoNation, Inc. and Republic Services, Inc. in the ordinary course of business, as such agreements may be amended, supplemented or otherwise modified from time to time,

         xi. enter into agreements with Lehman Brothers Inc. and its affiliates in the ordinary course of business, as such agreements may be amended, supplemented or otherwise modified from time to time, and

         xii.     consummate any transaction approved by the Bankruptcy Court.

         7.15.    USE OF PROCEEDS.

         Use the proceeds of the Advances for any purposes other than those specified in Section 2 of this Agreement.

         7.16.    EQUIPMENT WITH BAILEES.

         The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless DaimlerChrysler shall have received a Collateral Access Agreement from such party.

         7.17.    NO PROHIBITED TRANSACTIONS UNDER ERISA.

         If it would result in a Material Adverse Change, directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor,

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the 1RC), whether or not waived;

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of One Hundred Thousand Dollars ($100,000).

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  (a) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due DaimlerChrysler, or other amounts constituting Obligations) provided, however, that Borrower shall have one business day after a principal payment is due to cure defaults in the payment of principal hereunder and five business days after any other payment is due to cure defaults in the payment of interest and other Obligations hereunder;

                  (b) If Borrower fails to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the Loan Documents, provided however, that Borrower shall have ten (10) days to cure its failure to perform, keep or observe any term, provision, condition, covenant or agreement contained herein;

                  (c)      If there is a Material Adverse Change;

                  (d)      If DaimlerChrysler Deems itself Insecure;

                  (e) If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person asserting a claim thereto (other than pursuant to a sale or disposition permitted hereunder or pursuant to a Permitted Lien); provided, however, that Borrower shall have ten
(10) business days following such event to cure a default caused by any such event;

                  (f) If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs as debtor-in-possession and such default is not cured for ten (10) business days following entry of such court order;

                  (g) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof; or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof but excluding taxes not yet due and payable, in either case after ten (10) business days following the notice or payment date;

                  (h) If a judgment in excess of One Million Dollars ($1,000,000) is rendered, is not covered by insurance, is not vacated, discharged, stayed, or bonded pending appeal within thirty (30) days of entry thereof, and becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

                  (i) If there is a default in any Indebtedness in excess of $5,000,000 and such default results in a right by a third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

                  (j) If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness or this Agreement;

                  (k) If any warranty, representation, statement, or report made to DaimlerChrysler by Borrower or any officer, employee, agent, or director of Borrower proves to have been inaccurate in any material respect on or as of the date made;

                  (l) If the obligation of any Guarantor hereunder is limited or terminated by operation of law or by the Guarantor (except to the extent permitted hereunder);

                  (m) If, without prior approval of the Bankruptcy Court and the prior written consent of DaimlerChrysler, Borrower makes any payment of any proceeds constituting part of the Collateral or other cash (including without limitation proceeds of Advances) to any unsecured creditor of Borrower on account of claims arising prior to the commencement of the Bankruptcy Case (including without limitation payments in respect of reclamation claims of unpaid suppliers of goods delivered to Borrower prior to the commencement of the Bankruptcy Case (regardless of whether such claims have been granted administrative expense priority status pursuant to Section 546(c) of the Bankruptcy Code)) prior to confirmation of a plan of reorganization, but excluding any payments necessary to cure defaults under any executory contracts or unexpired leases assumed by Borrower with the approval of the Bankruptcy Court; or

                  (n) If there is an "Event of Default" under (and as defined in) the Financing Order.

9.       DAIMLERCHRYSLER'S RIGHTS AND REMEDIES.

         9.1.     RIGHTS AND REMEDIES.

                  (a) Except for (ii) below, upon the occurrence, and during the continuation, of an Event of Default, DaimlerChrysler may, at its election, with 5 business days written notice to Borrower, the Official Committee of Unsecured Creditors and the Secured Creditors, do any one or more of the following, all of which are authorized by Borrower:

                           (i) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (ii) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents;

                           (iii) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of DaimlerChrysler, but without affecting DaimlerChrysler's rights and security interests in the Collateral and without affecting the Obligations;

                           (iv) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which DaimlerChrysler considers advisable, and in such cases, DaimlerChrysler will credit Borrower's Loan Account with only the net amounts received by DaimlerChrysler in payment of such disputed Accounts after deducting all DaimlerChrysler Expenses incurred or expended in connection therewith;

                           (v)      Cause Borrower to hold all returned
                  Inventory in trust for DaimlerChrysler, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of DaimlerChrysler;

                           (vi) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as DaimlerChrysler considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if DaimlerChrysler so requires, and to make the Personal Property Collateral available to DaimlerChrysler as DaimlerChrysler may designate. Borrower authorizes DaimlerChrysler to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in DaimlerChrysler's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants DaimlerChrysler a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of DaimlerChrysler's rights or remedies provided herein, at law, in equity, or otherwise;

                           (vii) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 and any amendments thereof of the
                  Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by DaimlerChrysler, or
                  (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by DaimlerChrysler;

                           (viii) Hold, as cash collateral, any and all balances and deposits of Borrower held by DaimlerChrysler in amounts determined to be reasonably necessary to secure the full and final repayment of all of the Obligations;

                           (ix) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. DaimlerChrysler is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to DaimlerChrysler's benefit,

                           (x) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as DaimlerChrysler determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (xi)     Foreclose on the Real Property;

                           (xii) Cause Borrower to seek authorization from the Bankruptcy Court to conduct, on Borrower's leased premises, one or more liquidation sales of all or any portion of Borrower's Collateral pursuant to Section 363 of the Bankruptcy Code.

                  (b) DaimlerChrysler shall give notice of the disposition of the Collateral as follows:

                           (i) DaimlerChrysler shall give Borrower and each holder of a security interest in the Collateral who has filed with DaimlerChrysler a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12 at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to

                  Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to DaimlerChrysler;

                           (iii)    If the sale is to be a public sale,
                  DaimlerChrysler also shall give notice of the time and place by publishing a notice one time at least ten (10) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                           (iv) DaimlerChrysler may credit bid and purchase at any public sale; and

                           (v) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by DaimlerChrysler to Borrower.

         9.2.     REMEDIES CUMULATIVE.

         DaimlerChrysler's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. DaimlerChrysler shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by DaimlerChrysler of one right or remedy shall be deemed an election, and no waiver by DaimlerChrysler of any Event of Default shall be deemed a continuing waiver. No delay by DaimlerChrysler shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that DaimlerChrysler determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, DaimlerChrysler may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as DaimlerChrysler deems necessary to protect DaimlerChrysler from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.8, and take any action with respect to such policies as DaimlerChrysler deems prudent. Any such amounts paid by DaimlerChrysler shall constitute DaimlerChrysler Expenses. Any such payments made by DaimlerChrysler shall not constitute an agreement by DaimlerChrysler to make similar payments in the future or a waiver by DaimlerChrysler of any Event of Default under this Agreement. DaimlerChrysler need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1.    DEMAND; PROTEST; ETC.

         Borrower and Guarantors waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by DaimlerChrysler on which Borrower may in any way be liable.

         11.2.    DAIMLERCHRYSLER'S LIABILITY FOR COLLATERAL.

         So long as DaimlerChrysler complies with its obligations, if any, under
Section 9-207 of the Code, DaimlerChrysler shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof, or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3.    INDEMNIFICATION.

         Borrower shall pay, indemnify, defend, and hold DaimlerChrysler, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an Indemnified Person) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees arid disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the Indemnified Liabilities). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by email or first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to DaimlerChrysler, as the case may be, at its address set forth below:

                  If to Borrower:           Lee Wilson and Howard Schwartz
                                            ANC Rental Corporation
                                            200 South Andrews Avenue
                                            Fort Lauderdale, FL 33301
                                            Fax 954-320-4530
                                                   954-320-4158

                  with copies to:           Valerie Ford Jacob
                                            Matthew Gluck
                                            Janice MacAvoy
                                            Fried, Frank, Harris, Shriver
                                             & Jacobson
                                            One New York Plaza
                                            New York, NY 10004-1980
                                            Fax  212-859-4000

                  If to DaimlerChrysler:    T.D. Christian
                                            CIMS 483-00-92
                                            DaimlerChrysler Corporation
                                            800 Chrysler Drive
                                            Auburn Hills, MI 48326
                                            Fax 248-576-8556

                                            Kim Kolb
                                            CIMS 485-13-32
                                            DaimlerChrysler Corporation
                                            1000 Chrysler Drive
                                            Auburn Hills, MI 48326
                                            Fax 248-512-4885

                  with copies to:           Jay Selanders
                                            Daniels & Kaplan, P.C.
                                            1102 Grand Blvd.
                                            15th Floor
                                            Kansas City, MO 64106
                                            Fax 816-221-3006

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by DaimlerChrysler in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by DaimlerChrysler in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. IF (A) THE BANKRUPTCY CASE IS DISMISSED, (B) THE BANKRUPTCY COURT ABSTAINS FROM HEARING ANY PROCEEDING OR (C) THE BANKRUPTCY COURT REFUSES TO EXERCISE JURISDICTION OVER ANY PROCEEDING OR OTHERWISE REFUSES TO HEAR ANY PROCEEDING, THEN ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF OAKLAND, STATE OF MICHIGAN OR, AT THE SOLE OPTION OF DAIMLERCHRYSLER, IN ANY OTHER COURT IN WHICH DAIMLERCHRYSLER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND DAIMLERCHRYSLER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND DAIMLERCHRYSLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND DAIMLERCHRYSLER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to DaimlerChrysler may be destroyed or otherwise disposed of by DaimlerChrysler 4 months after they are delivered to or received by DaimlerChrysler, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15.      GENERAL PROVISIONS.

         15.1.    EFFECTIVENESS.

         This Agreement shall be binding and deemed effective when executed by Borrower and DaimlerChrysler.

         15.2.    SUCCESSORS AND ASSIGNS.

         This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without DaimlerChrysler's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by DaimlerChrysler shall release Borrower from its Obligations. DaimlerChrysler may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. DaimlerChrysler reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in DaimlerChrysler's rights and benefits hereunder. Any "participant" hereunder may not have rights to consent to any modifications hereto or waivers hereof, other than reductions or waivers of principal payments, reductions of the interest rate, and extensions of the date of final maturity. In connection with any such assignment or participation, DaimlerChrysler may disclose all documents and information which DaimlerChrysler now or hereafter may have relating to Borrower or Borrower's business, so long as such party signs a confidentiality agreement reasonably satisfactory to Borrower. To the extent that DaimlerChrysler assigns its rights and obligations hereunder to a third Person, DaimlerChrysler thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

         Notwithstanding the foregoing, DaimlerChrysler may not sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, its rights and benefits hereunder, and may not disclose any documents and information relating to Borrower or Borrower's business, to any entity (or an affiliate of such an entity) which competes directly or indirectly with the Borrower in any of its businesses, whether or not such entity or affiliate agrees to sign a confidentiality agreement. Competitors of the Borrower include, without limitation, Hertz, Avis, Budget, Enterprise, Dollar-Thrifty and their affiliates. DaimlerChrysler must notify the Borrower at least 5 business days prior to the date on which it intends to disclose any documents and information relating to Borrower or Borrower's business to any third party and may not disclose such documents or information unless Borrower acknowledges in writing that such disclosure would not violate this provision (such acknowledgement by Borrower may not be unreasonably withheld). DaimlerChrysler acknowledges that this is a material provision for the benefit of the Borrower and that monetary damages are an insufficient remedy to a violation of this provision and that the only adequate remedy is injunctive relief and specific performance.

         15.3.    SECTION HEADINGS.

         Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         15.4.    INTERPRETATION.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against DaimlerChrysler any Guarantor or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         15.5.    SEVERABILITY OF PROVISIONS.

         Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         15.6.    AMENDMENTS IN WRITING.

         This Agreement can only be amended by a writing signed by both DaimlerChrysler and Borrower and, in the case of any amendment affecting any Guarantor, such Guarantor.

         15.7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         15.8.    REVIVAL AND REINSTATEMENT OF OBLIGATIONS.

         If the incurrence or payment of the Obligations by Borrower or any Guarantor of the Obligations or the transfer by either or both of such parties to DaimlerChrysler of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a Voidable Transfer), and if DaimlerChrysler is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that DaimlerChrysler is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of DaimlerChrysler related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         15.9.    INTEGRATION.

         This Agreement, together with the other Loan Documents and the Financing Order, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         15.10.   CONFIDENTIALITY

         DaimlerChrysler agrees to keep confidential all non-public information provided to it by Borrower or any Guarantor pursuant to or in accordance with this Agreement; provided that nothing herein shall prevent DaimlerChrysler from disclosing any such information (a) to any of its Affiliates, (b) to any assignee or prospective assignee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any governmental authority having jurisdiction over it, (f) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (g) in connection with any litigation or similar proceeding, or (h) that has been publicly disclosed other than in breach of this Section.

         15.11.   RELEASE OF COLLATERAL

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any disposition of assets or property permitted by the Loan Documents, DaimlerChrysler shall take such actions as shall be required to release its security interest in any Collateral being disposed of in such disposition to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents.

                  (b) At such time as the Advances and the other Obligations shall have been paid in full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower or the applicable Guarantor to the extent not prohibited by applicable law. At the request and expense of the Borrower following any such termination, to the extent not prohibited by applicable law, DaimlerChrysler shall deliver to the Borrower or the applicable Guarantor any Collateral held by it hereunder, and execute and deliver to the Borrower or the applicable Guarantor such documents as the Borrower shall reasonably request to evidence such termination.

         15.12.   DAIMLERCHRYSLER GUARANTEED DEPRECIATION PAYMENT OBLIGATIONS

         Notwithstanding anything to the contrary contained in the Loan Documents or elsewhere, DaimlerChrysler may not reduce or off-set any amounts owed by the Borrower under or in connection with, the Loan Documents, as the same may be amended from time to time, against any amount owed by DaimlerChrysler to any Person under any Manufacturer Program or any Assignment Agreement (which specifically do not include the payments set forth in Section 2.2).

         Except as specifically provided for in this Section 15.13., all Manufacturer Programs and all Assignment Agreements are and shall continue to be in full force and effect. This Agreement shall not operate as a waiver of any right, power or remedy of any party under any Manufacturer Program or any Assignment Agreement, or constitute a waiver of any provision of any other agreement.

         "Assignment Agreement" has the meaning set forth in the Master Collateral Agreement.

         "Manufacturer Program" has the meaning set forth in the Master Collateral Agreement.

         "Master Collateral Agreement" means the Fifth Amended and Restated Master Collateral Agency Agreement, dated as of June 11, 2002, among ANC Rental Corporation, as Master Servicer, Alamo Rent-A-Car, LLC, as a grantor, Alamo Financing L.P., as a grantor, National Car Rental System, Inc., as a grantor, National Car Rental Financing Limited Partnership, as a grantor, CarTemps Financing L.P., as a grantor, Spirit Rent-A-Car, Inc. d/b/a Alamo, as a grantor, Citibank, N.A., as Master Collateral Agent, the Various Financing Sources Parties and the Various Beneficiaries Parties, as amended, restated, supplemented or otherwise modified from time to time.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date shown above.



DAIMLERCHRYSLER CORPORATION                 ANC RENTAL CORPORATION



By: /s/ Thomas D. Christian                 By: /s/ Leland F. Wilson
   ----------------------------------           ------------------------------

    Its: Director - Credit Operations          Its: Leland F. Wilson
        -----------------------------              ---------------------------

                                    SCHEDULES



C-1      Contracts

G-1      Guarantors

P-1      Permitted Liens

R-1      Real Property

5.5      Subsidiaries

5.7      Litigation

5.9      Benefit Plans

5.10     Environmental Conditions

5.11     Intellectual Property

                                  SCHEDULE G-1

       ALAMO RENT-A-CAR, LLC
       ALAMO RENT-A-CAR (CANADA), INC.
       ALAMO RENT-A-CAR MANAGEMENT, LP
                By:  ARC-GP, Inc., its general partner
       ANC COLLECTOR CORPORATION
       ANC FINANCIAL, LP
                By:  ANC Financial GP Corporation, its general partner
       ARC-GP, INC.
       ARC-TM, INC.
       LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
       NATIONAL CAR RENTAL LICENSING, INC.
       NATIONAL CAR RENTAL SYSTEM, INC.
       NCR AFFILIATE SERVICER, INC.
       NCRAS MANAGEMENT, LP
                By:  NCRAS-GP, Inc., its general partner
       NCRAS-GP, INC.
       REPUBLIC GUY SALMON PARTNER, INC.
       REPUBLIC INDUSTRIES AUTOMOTIVE
       RENTAL GROUP (BELGIUM), INC.
       SPIRIT RENT-A-CAR, INC.
       SRAC MANAGEMENT, LP
                By:  SRAC-GP, Inc., its general partner
       SRAC-GP, INC.
       SRAC-TM, INC.


       ANC FINANCIAL CORPORATION
       ANC FINANCIAL PROPERTIES LLC
       ANC IT COLLECTOR CORPORATION
       ARC-TM PROPERTIES LLC
       NCR AFFILIATE SERVICER PROPERTIES, LLC
       ANC INFORMATION TECHNOLOGY HOLDING, INC.
       ANC INFORMATION TECHNOLOGY, INC.
       ANC INFORMATION TECHNOLOGY, L.P.
                By:  ANC Information Technology, Inc., its general partner